EXHIBIT 99.1
LETTER OF TRANSMITTAL
With Respect to the
Exchange of Depositary Units of Beneficial Interest of
Eastern American Natural Gas Trust
for Common Units of
Ensource Energy Income Fund LP
and a Pro Rata Share of a
Special Cash Distribution of
$5.9 Million for Depositary Units Accepted for Exchange
THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATES REPRESENTING YOUR DEPOSITARY UNITS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                     , 2005.
This Letter of Transmittal is to be completed either by:

—	a broker or banking institution who holds certificates for depositary units of Eastern American Natural Gas Trust (“NGT”) on behalf of such broker or banking institution’s client; or

—	a beneficial owner of depositary units of NGT who holds certificates for such depositary units.
      If you are a beneficial owner of depositary units and certificates representing such depositary units are held for you by a broker or banking institution, please do not mail or deliver this Letter of Transmittal to Computershare Trust Company, Inc., the Exchange Agent. Instead, please return your instructions entitled “Instructions to Record Holder” to the appropriate broker or banking institution within ample time to permit the broker or banking institution to submit a tender on your behalf prior to the expiration date.
      If you are a beneficial owner or broker or banking institution who holds certificates representing depositary units, mail or deliver this Letter of Transmittal, or a facsimile hereof, together with the certificates representing your depositary units to the Exchange Agent, at the following addresses:

By first class mail: Computershare Trust Company, Inc. 350 Indiana Street, Suite 800 Golden, Colorado 80401 Attention:	By hand, overnight carrier or certified mail: Computershare Trust Company, Inc. 350 Indiana Street, Suite 800 Golden, Colorado 80401 Attention:
Telephone: (800) 962-4284 Facsimile: (303) 262-0606
      IF YOU HOLD CERTIFICATES REPRESENTING DEPOSITARY UNITS, DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, AND ENSOURCE ENERGY INCOME FUND LP’s PROSPECTUS DATED                     , 2005 CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF ENSOURCE ENERGY INCOME FUND LP’s PROSPECTUS DATED                     , 2005 AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

DESCRIPTION OF DEPOSITARY UNITS SURRENDERED
(see Instruction 1)

Total Number of
Name and Address(es) of Registered Holder(s)	Certificate Number(s)	Depositary Units	Number of Depositary
or Beneficial Owner(s), as Applicable	(Attach Additional List	Represented by	Units Delivered for
(Please Fill in Exactly as Name(s) Appear on Certificate(s))	if Necessary)	Certificate	Exchange*

Total Depositary Units*:

* Tender of depositary units for exchange may be only in denominations of 50 or an integral multiple thereof.

☐	CHECK HERE IF CERTIFICATES FOR TENDERED DEPOSITARY UNITS ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED DEPOSITARY UNITS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):
Name(s) of registered holder(s) of Depositary Units:

Date of Execution of Notice of Guaranteed Delivery:

Window ticket number (if available):

Name of Eligible Institution that Guaranteed Delivery:

Please attach a photo copy of the Notice of Guaranteed Delivery previously delivered to the Exchange Agent.
      Ensource Energy Income Fund LP (the “Partnership”) will issue one certificate for the common units of the Partnership (the “Common Units”), to which the undersigned is entitled in the name of the undersigned shown above (unless a different name is indicated in the Special Issuance Instructions box below), for delivery by mail to the address shown above (unless a different address is indicated in the Special Delivery Instructions box or the Special Issuance Instructions box below) or by book-entry transfer to an account maintained on the undersigned’s behalf at the Depository Trust Company (“DTC”).
      The Partnership has registered this exchange offer with the Securities and Exchange Commission under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (the “Registration Statement”), including a form of prospectus (the “Prospectus”) dated                     , 2005. Pursuant to the Prospectus, and this Letter of Transmittal, which together constitute the Partnership’s exchange offer (the “Exchange Offer”), the undersigned hereby surrenders the number of depositary units, represented by the certificate(s) described above (the “Certificates”) to the Exchange Agent. In exchange for every depositary unit tendered by holders of record of depositary units, depositary unitholders of record will receive one Common Unit and a pro rata share of a special cash distribution of $5.9 million for each depositary unit accepted for exchange. In compliance with the custodial deposit agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof. The undersigned acknowledges that he or she has received and reviewed the Prospectus and this Letter of Transmittal.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, estates, successors and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned is the owner of the depositary units delivered hereby and has full power and authority to submit and exchange the depositary units delivered for exchange hereby. The undersigned further represents and warrants that, when the depositary units tendered hereby are accepted for exchange, the Partnership will acquire good, marketable and unencumbered titled thereto, free and clear of all liens, restrictions, charges, claims and encumbrances. The undersigned understands that the Partnership’s acceptance of properly tendered depositary units will constitute a binding agreement between the undersigned and the Partnership upon the terms and subject to the conditions of the Exchange Offer.
      Upon the terms and subject to the conditions of the Exchange Offer and subject to the acceptance of the depositary units tendered hereby by the Partnership, the undersigned hereby sells, assigns and transfers to the Partnership all right, title and interest in and too all of the depositary units that are being tendered hereby. In addition, the undersigned hereby transfers and assigns any and all claims, demands or causes of action that the undersigned has or may have, known or unknown, present or future, common law, statutory or otherwise, against the Partnership, JPMorgan Chase Bank, as trustee and depository of Eastern American Natural Gas Trust, the Wilmington Trust Company, as Delaware trustee of Eastern American Natural Gas Trust, and their respective officers, directors employees, agents, representatives, attorneys, affiliates and subsidiaries as a result of being a holder of depositary units. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Partnership to be necessary or desirable to complete the exchange of the depositary units tendered for exchange hereby.
      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful attorney-in-fact of the undersigned with respect to the depositary units tendered hereby with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver the Certificates representing such depositary units to the Partnership, and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Partnership, (ii) present such depositary units for transfer on the books of JPMorgan Chase Bank, as depository of such depositary units, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such depositary units, all in accordance with the terms of the Exchange Offer.
      The undersigned understands and agrees that the method of delivery of the depositary units and this Letter of Transmittal is at the election and risk of the holder of the depositary units. If delivery of the depositary units is by mail, registered mail with return receipt requested, properly insured, is recommended. Neither this Letter of Transmittal nor any depositary units should be sent to the Partnership.
      The undersigned hereby acknowledges that the undersigned has read the Instructions accompanying this Letter of Transmittal.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2, 4 and 7)
(To be completed only if the certificates for Common Units and the special cash distribution are to be issued in the name of someone other than the undersigned.)
Issue and mail Common Units and the special cash distribution to:
Name:

(Please Print)
Address:

(City) (State) (Zip)
(Complete Substitute Form W-9 and FIRPTA Certificate)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2, 4 and 7)
(To be completed only if the certificates for Common Units and the special cash distribution are to be mailed to the undersigned at an address other than that shown on the record address.)
Mail Common Units and the special cash distribution to:
Name:

(Please Print)
Address:

(City) (State) (Zip)
SPECIAL DTC INSTRUCTIONS
(See Instructions 2, 4 and 7)
(To be completed only if Common Units and the special cash distribution are to be transferred by book-entry to an account maintained at the Depository Trust Company (“DTC”) on behalf of the undersigned.)
Deliver the Common Units and the special cash distribution by book-entry transfer to:
Name of Institution:

(Please Print)
DTC Participant Number:

Transmission Code Number:

BY EXECUTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY DELIVERS TO ENSOURCE ENERGY INCOME FUND LP FOR EXCHANGE THE SECURITIES INDICATED IN THE BOX ENTITLED “DESCRIPTION OF DEPOSITARY UNITS SURRENDERED.”
(See Instruction 4)
(Complete Substitute Form W-9 and FIRPTA Certificate)

(Signature(s) of Holder(s))
Dated:

, 2005

Name:
(Please Print)

(Title of Signer if Acting in a Representative Capacity)
Address:

(City) (State) (Zip)
Telephone Number:

SIGNATURE(S) GUARANTEED BY:
(To be completed only if required by
Instructions 2 and 4)
The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal and the Certificates representing depositary units and any corporate powers surrendered pursuant to this Letter of Transmittal.

(Name of Institution Issuing Guarantee)
By:

(Authorized Signature)
Title:

Address of Guaranteeing Firm:
Dated:                     , 2005

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
      1. Use of Letter of Transmittal. This Letter of Transmittal is to be completed by (i) brokers or banking institutions who hold depositary units of Eastern American Natural Gas Trust (“NGT”) on behalf of their clients or (ii) beneficial owners of depositary units who hold such depositary units on their own behalf. This Letter of Transmittal, properly completed and duly executed, together with the surrendered certificates representing such depositary units and any documents required by this Letter of Transmittal, should, unless otherwise instructed, be sent by mail or overnight courier or delivered by hand to the Exchange Agent, in each case at the appropriate address set forth on the front page of this Letter of Transmittal, in order to make an effective surrender. Until all necessary steps have been taken to surrender certificates for depositary units, no exchange shall be made.
      If you are a holder of depositary units and wish to tender your depositary units, but (1) the certificates for depositary units are not immediately available or (2) time will not permit your certificates for depositary units or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer, you may effect a tender if: (1) the tender is made through an Eligible Institution (as defined below); (2) prior to the expiration of the Exchange Offer, (3) the Exchange Agent receives from an Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided below, setting forth your name and address and the amount of depositary units you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (4) the Exchange Agent receives within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery: (a) the certificates for all physically tendered depositary units, in proper form for transfer, (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and (c) all other documents required by the Letter of Transmittal. The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.
      The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
      2. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934) by an eligible institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”) unless (i) the Letter of Transmittal is signed by the registered holder(s) of the depositary units tendered therewith and such holder(s) have not completed the “Special Issuance Instructions” or “Special Delivery Instructions” boxes above or (ii) the depositary units described above are delivered for the account of an Eligible Institution. IN ALL OTHER CASES, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.
      3. Inadequate Space. If the space provided in the box entitled “Description of Depositary Units Surrendered” above is inadequate, the certificate numbers and number of depositary units being delivered should be listed on a separate signed schedule affixed hereto.
      4. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the depositary units delivered herewith, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the certificate for depositary units without alteration, or any change whatsoever.

(b)	If any depositary units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)	If any depositary units are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of certificates for depositary units.

(d)	Do not endorse the certificates for depositary units if the certificates for Common Units are to be issued in the name of the registered holder(s) unless the registered holder(s) is/are completing the Special Issuance Instructions.

(e)	If the certificates for Common Units are to be issued and paid in the name of a person other than the signer of a Letter of Transmittal, then the certificates representing the depositary units surrendered in exchange therefor must be endorsed or accompanied by an appropriate instrument of transfer signed exactly as the name of the registered owner appears on such certificates for depositary units, with the signatures on the certificates or instruments of transfer guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

(f)	If this Letter of Transmittal or any certificate for depositary units, proxy or corporate power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Partnership of their authority to so act must be submitted.

(g)	If this Letter of Transmittal is signed by a person other than the registered holder(s) of the depositary units listed, the certificate for depositary units must be endorsed or accompanied by appropriate corporate powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates for depositary units or corporate powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).
      5. Partial Tenders. Tenders of fewer than all of the depositary units evidenced by a certificate will not be accepted. All depositary units represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.
      6. Withholding and Foreign Status. The Exchange Agent and Ensource Energy Income Fund LP are entitled to deduct and withhold from the consideration otherwise payable pursuant to the Exchange Offer described in the Prospectus to any holder of depositary units any amounts that the Exchange Agent or the Partnership, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid to the holder of depositary units in respect of which such deduction and withholding was made.
      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold certain amounts if the transferor is a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not in addition to U.S. federal income tax. If Section 1445 withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the Internal Revenue Service. To inform the transferee that withholding of certain amounts is not required upon the disposition of a U.S. real property interest, complete the FIRPTA Certificate below.
      Because a disregarded entity is not considered the transferor for U.S. tax purposes, a disregarded entity may not certify that it is the transferor of a U.S. real property interest. Rather, the owner of the disregarded entity is treated as the transferor of property and must provide a FIRPTA certificate to avoid withholding under Section 1445. A disregarded entity for these purposes means an entity that is a disregarded as an entity separate from its owner under Treas. Reg. § 301.7701-3, a qualified REIT subsidiary as defined in Section 856(i) of the Internal Revenue Code, or a qualified subchapter S subsidiary under Section 1361(b)(3)(B) of the Internal Revenue Code.
      7. Special Issuance, Special Delivery and Special DTC Instructions. If the Common Units are to be issued and paid to someone other than the broker or banking institution who holds the depositary units tendered, or mailed to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. The Common Units are eligible for book-entry transfer through DTC. If the Common Units are to be issued and delivered through DTC, the appropriate box on this Letter of Transmittal should be completed.
      8. Irregularities. All questions as to the form of documents and the validity of depositary units will be resolved by the Partnership, in its sole discretion, whose determination shall be final and binding. The Partnership reserves the absolute right to reject any deliveries of any certificates for depositary units tendered for exchange that are not in proper form, or the acceptance of which would, in the opinion of the Partnership or its counsel, be unlawful. The Partnership reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any depositary units.
      9. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificate(s) for depositary units have been mutilated, lost, stolen or destroyed should complete this Letter of Transmittal and attach a letter to it indicating that his/her certificate(s) for depositary units has/have been mutilated, lost, stolen or destroyed and mail or otherwise deliver both to the Exchange Agent at the address set forth on the front of this Letter of Transmittal. The holder will then be instructed as to the steps he/she must take in order to receive certificate(s) representing Common Units and the special cash distribution.
      10. Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Exchange Agent at one of the addresses or telephone numbers set forth on the cover of this Letter of Transmittal.